EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cybear, Inc. (the "Company") of our report dated February 12, 1999 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

          Arthur Andersen LLP

Fort Lauderdale, Florida,
  July 30, 1999.